Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (a) the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (b) the Registration Statement (Form S-8, No. 33-07035) pertaining to the 1996 Incentive Stock Option Plan of IMPCO Technologies, Inc., (c) the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan, (d) the Registration Statement (Form S-8, No. 333-44085) pertaining to the 1997 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (e) the Registration Statement (Form S-8, No. 333-71544) pertaining to the 2000 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (f) the Registration Statement (Form S-3, No. 333-82110) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (g) the Registration Statement (Form S-3, No. 333-88690) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (h) the Registration Statement (Form S-8, No. 333-102069) pertaining to the IMPCO Technologies, Inc. 2002 Stock Option Plan for Employees and the IMPCO Technologies, Inc. 2002 Stock Option Plan for Nonemployee Directors and the related Prospectus, and (i) the Registration Statement (Form S-3, No. 333-102068) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (j) the Registration Statement (Form S-3, No. 333-120029) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, and (k) the Registration Statement (Form S-8, No. 333-118689) pertaining to the 2003 and 2004 Stock Incentive Plans of our report dated March 10, 2004, except for paragraph (i) of Note 3 as to which the date is March 12, 2004 with respect to the consolidated financial statements of IMPCO Technologies, Inc. as of December 31, 2002 and 2003 and for the year ended April 30, 2002, the eight months ended December 31, 2002 and the year ended December 31, 2003, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/    ERNST & YOUNG LLP

Los Angeles, California

June 28, 2005